Exhibit 10.2

This acknowledgment and agreement (this “Acknowledgment and Agreement”) is made as of September 15, 2025 by and among Ares Agent Services, L.P., a Delaware limited partnership (“Ares Agent”), AAC II Holdings II LP (“AAC II”) and Kodiak Robotics, Inc. (“Borrower” and, together with Ares Agent and AAC II, the “Parties”). Reference is made to that certain Second Lien Loan and Security Agreement dated as of April 14, 2025 (as amended, modified or supplemented from time to time, the “Second Lien Loan Agreement”) by and among Ares Agent as Collateral Agent and Lender Representative, AAC II as a Lender, the other Lenders from time-to-time parties thereto, and Borrower as Borrower. Capitalized terms used but not otherwise defined in this Acknowledgment and Agreement have the meanings given to such terms in the Second Lien Loan Agreement.

Reference is made to that certain Amended and Restated Subscription Agreement, dated September 15, 2025 (the “Subscription Agreement”), entered into by and between Ares Acquisition Corporation II and the investor party thereto (the “Investor”) whereby Investor agreed to subscribe for and purchase (following the Domestication (as defined in the Subscription Agreement)) certain shares of 9.99% Series A Cumulative Convertible Preferred Stock and warrants to purchase a number of shares of Common Stock (as defined in the Subscription Agreement).

In accordance with the terms of the Second Lien Loan Agreement, including the definition of “Conversion Price” set forth in the Second Lien Loan Agreement and in connection with the transactions contemplated by the Subscription Agreement, the Parties acknowledge and agree that, as of the date of this Acknowledgment and Agreement, the Conversion Price in connection with a conversion where the transactions contemplated by the Subscription Agreement close shall be $6.00. For the avoidance of doubt, the Loans will convert to common stock of the Surviving Corporation, and there shall be no warrants issued to investors in connection with such conversion.

The provisions of Section 12.1, 12.2, 12.3, 12.4, 12.5, 12.7, 12.8 and 14 of the Second Lien Loan Agreement shall apply to this Acknowledgment and Agreement mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Acknowledgment and Agreement as of the date first above written.

Kodiak Robotics, Inc.

By:	/s/ Don Burnette
Name: Don Burnette
Title: Chief Executive Officer

COLLATERAL AGENT:

ARES AGENT SERVICES, L.P. , as Collateral Agent

Acting by its General Partner Ares Agent Services GP LLC

By:	/s/ Thomas Griffin III
Name: Thomas Griffin III
Title: Vice President

LENDER REPRESENTATIVE:

ARES AGENT SERVICES, L.P., as Lender Representative

Acting by its General Partner Ares Agent Services GP LLC

By:	/s/ Thomas Griffin III
Name: Thomas Griffin III
Title: Vice President

LENDER:

AAC II HOLDINGS II LP

By:	/s/ Anton Feingold
Name: Anton Feingold
Title: Authorized Signatory

[Signature Page to Acknowledgment and Agreement]